Exhibit 99.1
JOINT FILING AGREEMENT
     We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.
Dated: May 4, 2010

TELENOR MOBILE COMMUNICATIONS AS

By	/s/ Pål Wien Espen
Name: Pål Wien Espen
Title: Chairman of the Board

TELENOR EAST INVEST AS

By	/s/ Jan Edvard Thygesen

Name: Jan Edvard Thygesen
Title: Chairman of the Board

TELENOR MOBILE HOLDING AS

By	/s/ Jon Fredrik Baksaas

Name: Jon Fredrik Baksaas
Title: Chairman of the Board

TELENOR ASA

By	/s/ Jon Fredrik Baksaas

Name: Jon Fredrik Baksaas
Title: President and Chief Executive Officer